Comparison of change in value of $10,000 investment in Dreyfus Premier Worldwide Growth Fund, Inc.
Class A Shares and Class B Shares
and the Morgan Stanley Capital International World  Index


EXHIBIT A:

               DREYFUS         DREYFUS
               PREMIER         PREMIER          MORGAN
              WORLDWIDE       WORLDWIDE        STANLEY
                GROWTH          GROWTH         CAPITAL
                 FUND            FUND        INTERNATIONAL
  PERIOD      (CLASS A         (CLASS B         WORLD
               SHARES)         SHARES)          INDEX *

  7/15/93       9,427          10,000           10,000
 10/31/93       9,962          10,536           10,755
 10/31/94      10,581          11,112           11,578
 10/31/95      12,567          13,099           17,055
 10/31/96      15,362          15,888           14,741
 10/31/97      19,108          19,616           17,214
 10/31/98      23,420          23,866           19,840
 10/31/99      27,800          28,175           24,784
 10/31/00      29,908          30,312           25,055

* Source: Lipper Inc.